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Exhibit 5.1

6 July 2004	Our Ref: A344-44620

THE BOARD OF DIRECTORS OF
APEX SILVER MINES LIMITED
c/o Walkers SPV Limited
PO Box 908GT
Walker House
Mary Street
George Town
Grand Cayman
Cayman Islands

Re:
Apex Silver Mines Limited

Dear Sirs:

        We have acted as Cayman Islands counsel for Apex Silver Mines Limited, a Cayman Islands exempted limited liability company (the "Company") in connection with the filing of Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of the sale from time to time of upto US$200,000,000 aggregate principal amount of (i) ordinary shares, US$.01 par value (the "Ordinary Shares"), (ii) depository shares ("Depository Shares"), (iii) preference shares, US$.01 par value (the "Preference Shares"), (iv) warrants for the purchase of Ordinary Shares or Preference Shares ("Warrants"), (v) rights to purchase Ordinary Shares ("Ordinary Share Purchase Rights") and (vi) senior debt securities and/or subordinated debt securities ("Debt Securities", which together with the Ordinary Shares, Depository Shares, Preference Shares, Warrants, Ordinary Share Purchase Rights are each referred to herein as a "Security" and collectively, the "Securities").

        For the purposes of giving this opinion, we have examined the documents listed in Schedule 1 hereto. In giving this opinion we have relied upon the assumptions set out in Schedule 2 and the qualification set out in Schedule 3 hereto, which we have not independently verified.

        We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the documents nor upon the commercial terms of the transactions contemplated by the documents.

        Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the law of the Cayman Islands:

  1.
  With respect to each of the Ordinary Shares, when (i) the Board of Directors of the Company or a committee thereof properly empowered (such Board of Directors or committee being hereinafter referred to as the "Apex Board") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Ordinary Shares and related matters, and (ii) entries have been made in the Register of Members of the Company and certificates representing the Ordinary Shares have been duly executed, countersigned, registered and delivered (a) for consideration approved by the Apex Board or (b) upon consideration by way of conversion or exercise of any other security issued by the Company in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Apex Board, the Ordinary Shares will be duly authorized, validly issued, fully paid and non-assessable.

  2.
  With respect to each of the Preference Shares, when (i) the Apex Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Preference Shares and related matters, and (ii) entries have been made in the Register of

    Members of the Company and certificates representing the Preference Shares have been duly executed, countersigned, registered and delivered (a) for consideration approved by the Apex Board or (b) upon consideration by way of conversion or exercise of any other security issued by the Company in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Apex Board, the Preference Shares will be duly authorized, validly issued, fully paid and non-assessable.

  3.
  With respect to the Depository Shares, when (i) the Apex Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Depository Shares and related matters, and (ii) entries have been made in the Register of Members of the Company and certificates representing the Depository Shares have been duly executed, countersigned, registered and delivered (a) for consideration approved by the Apex Board or (b) upon consideration by way of conversion or exercise of any other security issued by the Company in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Apex Board, the Depository Shares will be duly authorized, validly issued, fully paid and non-assessable.

  4.
  With respect to the Ordinary Share Purchase Rights, when (i) the Apex Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Ordinary Share Purchase Rights and related matters, including the adoption of resolutions establishing the terms of the Ordinary Share Purchase Rights and (ii) certificates representing the Ordinary Share Purchase Rights have been duly executed, countersigned, registered and delivered for consideration approved by the Apex Board, the Ordinary Share Purchase Rights will be duly authorized and validly issued.

  5.
  With respect to the Warrants, when (i) the Apex Board has taken all necessary corporate action to approve and enter into one or more relevant warrant agreements or amendments or supplements thereto, as described in the Registration Statement, as amended or supplemented, or any prospectus or prospectus supplement and pursuant thereto, approve the issuance and terms of the Warrants, the terms of the offering thereto and related matters, including the adoption of resolutions establishing the terms of such Warrants and (ii) certificates representing the Warrants have been duly executed, countersigned, registered and delivered for consideration approved by the Apex Board, the Warrants will be duly authorized and validly issued.

  6.
  With respect to the Debt Securities, when (i) the Apex Board has taken all necessary corporate action to approve and enter into one or more relevant indentures or amendments or supplements thereto, as described in the Registration Statement, as amended or supplemented, or any prospectus or prospectus supplement and pursuant thereto, approve the issuance and terms of the Debt Securities, the terms of the offering thereto and related matters, including the adoption of resolutions establishing the terms of such Debt Securities and (ii) certificates representing the Debt Securities have been duly executed, countersigned, registered and delivered for consideration approved by the Apex Board, the Debt Securities will be duly authorized and validly issued.

        This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matters or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisors acting in that capacity in relation to this matter and may not be relied upon by any other person without our prior written consent. This opinion is governed by and shall be construed in accordance with the laws if of the Cayman Islands.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

Yours faithfully

/s/ Walkers

Walkers

SCHEDULE 1

1.
The Memorandum and Articles of Association of the Company dated 3 October 1997;

2.
The Registration Statement; and

3.
Such other documents as we have considered necessary for the purposes of rendering this opinion.

SCHEDULE 2
Assumptions

This opinion is given based upon the following assumptions:

1.
Payment in full for the Securities will be received by the Company.

2.
The Memorandum and Articles of Association reviewed by us are the Memorandum and Articles of Association of the Company in force at the date hereof.

3.
The copies of the minute book, Register of Members, Register of Directors and Register of Officers, Register of Mortgages and Charges, Certificate of Incorporation, and Memorandum and Articles of Association of the Company examined by us on 6 July 2004 at its registered office are complete and accurate and constitute a complete and accurate record of the business transacted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

4.
The Cause List and the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands examined by us at the Clerk of Courts Office, George Town, Grand Cayman at 10:00 a.m., Cayman Islands time, on 6 July 2004, covering the period six years prior to the date of search constitute a complete record of the proceedings before the Grand Court of the Cayman Islands.

SCHEDULE 3
Qualifications

The opinions hereinbefore given are subject to the following qualification:

1.
The authorised capital of the Company is 75,000,000 ordinary shares and additional shares may not be issued above this amount without the passing of a resolution of the shareholders of the Company to increase the authorised share capital.

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  Exhibit 5.1